EX-10.1

                                    EMPLOYMENT AGREEMENT



                    THIS AGREEMENT, made as of the 25th day of February,

                1994, between The Promus Companies Incorporated, a Delaware corporation with its executive offices at 1023 Cherry Road,

                Memphis, Tennessee (the "Company"), and Philip G. Satre

                (the "Executive").

                    The Company and the Executive agree as follows:

                1.  Introductory Statement.

                    The Company desires to secure the services of the

                Executive as Chief Executive Officer and the Executive is

                willing to execute this Agreement with respect to his

                employment.  This Agreement is effective on April 29, 1994,

                and shall expire December 31, 1998, subject to the terms

                and conditions herein.

                2.  Agreement of Employment.

                    The Company agrees to, and hereby does, employ the

                Executive, and the Executive agrees to, and hereby does

                accept, employment by the Company, in a full-time capacity as Chief Executive Officer, pursuant to the provisions of

                this Agreement and of the bylaws of the Company and subject to the control of the Board of Directors.  It is understood that the Executive's position as Chief Executive Officer is subject to his yearly re-election as Chief Executive

                Officer by the Board.  See paragraph 6 herein for

                Executive's rights if such re-election does not occur

                during the term of this Agreement.



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                3.  Executive's Obligations.

                    During the period of his service under this Agreement,

                the Executive shall devote substantially all of his time

                and energies during business hours to the supervision and

                conduct, faithfully and to the best of his ability, of the business and affairs of the Company and to the furtherance of its interests, and to such other duties as directed by

                the Board.

                4.  Compensation.

                    The Company shall pay to Executive a salary at the rate

                of $450,000 per year, in equal bi-weekly installments,

                provided, however, that the Human Resources Committee of

                the Board (the "HRC") shall in good faith review the salary of the Executive, on an annual basis, with a view to

                consideration of appropriate merit increases in such

                salary.  In addition, except as otherwise provided in this

                Agreement, during the term of this Agreement the Executive shall be entitled to participate in incentive compensation programs and to receive employee benefits and perquisites

                at least as favorable to the Executive as those presently

                provided to Executive by the Company, and as may be

                enhanced for all senior officers.  Such benefits include,

                but are not limited to, the rabbi trust (provided pursuant to the escrow agreement dated February 6, 1990 as amended

                (the "Escrow Agreement")) and his Severance Agreement dated

                May 1, 1992, as amended effective April 29, 1994, attached hereto as Exhibit A (the "Severance Agreement") both of

                which will continue in force subject to their terms and

                conditions





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                including the termination and amendment provisions thereof.

                There will be no diminution of the above compensation,

                perquisites, or benefits except as provided in this

                Agreement.

                    The Executive will use the Company's aircraft for

                security purposes for himself and his family (with standard charges for family members and for non-Company business

                usage).  The Company will also provide Executive with

                appropriate security arrangements at his residence.

                    If the Executive dies or resigns pursuant to this

                Agreement or pursuant to any other agreement between the

                Company and the Executive providing for such resignation

                during the period of this Agreement, service for any part

                of the month in which any such event occurs shall be

                considered service for the entire month.

                5.  Termination From Employment on December 31, 1998

                    5.1  Except as otherwise provided in this Agreement,

                the date of Executive's termination from employment shall

                be December 31, 1998.

                    5.2  After the date of Executive's termination from

                employment at any time (including termination or

                resignation prior to December 31, 1998, if that should

                occur), he will be entitled to participate for his lifetime in the Company's group health insurance plans applicable to corporate executives including family coverage as

                applicable (medical, dental and vision coverage).  His

                group health insurance benefits after any termination of

                employment will not be less than those offered to

                corporate officers of the Company and he will be





                                            -46-
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                entitled to any later enhancements in such benefits.  His

                benefits will be the same as normally provided to other

                retired management directors pursuant to the policy adopted by the HRC on October 26, 1990 (except to the extent he

                voluntarily elects not to participate in any plan).

                    5.3  After the date of Executive's termination from

                employment, his EDCP account and any other deferred

                compensation balances will continue to be protected by the

                Escrow Agreement if it is then in force subject to the

                terms and conditions of the Escrow Agreement including its termination and amendment provisions.

                6.  Termination Without Cause or Resignation for Good

                Reason

                    6.1  The Board reserves the right to terminate

                Executive from his then current position without cause at

                any time upon at least three months prior written notice.

                The failure of the Board to elect Executive as Chief

                Executive Officer during the annual election of officers

                shall also be deemed termination without cause for purposes of this Agreement unless, before the election, the Board

                has sent the written notice initiating termination for

                Cause as provided in paragraph 11.1 and Executive is

                thereafter terminated for Cause.  Executive reserves the

                right to resign his position for Good Reason (as defined in paragraph 11.2 herein) by giving the Company 30 days

                written notice which states the reason for his resignation.

                For purposes of this Agreement, Good Reason does not

                include changes that are expressly permitted by this

                Agreement.





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                    6.2  Upon Executive's termination without cause or

                resignation from his position with Good Reason as described in paragraph 6.1 above:

                    (a)  Executive will continue in employee status as a

                         consultant-employee for two years beginning on the

                         date of such termination without cause or

                         resignation with Good Reason (the "Transition

                         Period").  His stock options and any restricted

                         stock will continue in force for vesting purposes

                         during the Transition Period.  Any unvested stock

                         options and unvested shares of restricted stock

                         that do not vest during the Transition Period will

                         be forfeited.

                    (b)  Executive will become vested at the retirement

                         rate under the Executive Deferred Compensation

                         Plan ("EDCP") on the date of such termination

                         without cause or resignation with Good Reason.

                    (c)  Executive will continue to receive his then-

                         current salary rate and the right to participate

                         in the Company's benefit plans during the

                         Transition Period but he will no longer be

                         eligible for bonus, stock option or restricted

                         stock grants or any other long term incentive

                         awards then in effect.

                    (d)  After the expiration of the Transition Period,

                         Executive will be entitled to the lifetime group

                         insurance benefits described in paragraph 5.2.





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                7.  Termination For Cause or Resignation Without Good

                Reason

                    7.1  The Board will have the right to terminate

                Executive at any time from his then-current position for

                Cause (as defined in paragraph 11.1 herein).

                    7.2  If Executive is terminated for Cause or if he

                resigns his position without Good Reason, then (a) all of

                his rights and benefits under this Agreement shall

                thereupon terminate and his employment shall be deemed

                terminated on the date of such termination or resignation,

                (b) he shall be entitled to all accrued rights, payments

                and benefits vested or paid on or before such date under

                the Company's plans and programs, but unvested stock

                options and unvested shares of restricted stock, if any,

                will be forfeited, (c) his right to exercise vested stock

                options will expire at 12:00 p.m. midnight on the date of

                such termination or resignation and all stock options not

                so exercised will be forfeited, (d) his indemnification

                agreement will continue in force, (e) the Escrow Agreement,

                if then in force, will continue in force, unless such

                agreement is thereafter amended or terminated pursuant to

                its terms, (f) he will be entitled to the lifetime group

                insurance benefits described in paragraph 5.2 above except that any future amendments to such benefits shall apply to him in the same manner as such amendments apply to other

                employees and (g) his Severance Agreement and all rights

                thereunder will terminate as of such termination or

                resignation date unless a Change in Control or Potential

                Change in Control (as such terms are defined in the





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                Severance Agreement) has occurred prior to such termination or resignation date.

                    If Executive's Severance Agreement is in force upon a

                Change in Control (as defined in the Severance Agreement),

                the provisions of this paragraph 7.2 will not be applicable if he resigns (with or without Good Reason) within two (2)

                years after the Change in Control, and in the event of such resignation after a Change in Control he will be entitled

                to the payments, rights and benefits as provided in

                paragraph 10 below.

                8.  Death

                    In the event of Executive's death prior to December 31,

                1998, during his employment under this Agreement, his

                salary and all rights and benefits under this Agreement

                will terminate, and his estate and beneficiary(ies) will

                receive the benefits they are entitled to under the terms

                of the Company's benefit plans and programs by reason of a participant's death during active employment including the death benefits provided by the EDCP and the applicable

                rights and benefits under the Company's stock plans.  The

                Escrow Agreement if then in force will continue in force

                (subject to its amendment or termination in accordance with its terms) for the benefit of Executive's beneficiaries

                until his deferred compensation accounts are paid in full,

                and Executive's indemnification agreement will continue in force for the benefit of his estate.







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                9.  Disability

                    In the event of Executive's disability prior to

                December 31, 1998, during his employment, he will be

                entitled to apply at his option for the Company's long term disability benefits.  If he is accepted for such benefits,

                then the terms and provisions of the Company's benefit

                plans and programs (including the EDCP and the Company's

                Stock Option and Restricted Stock Plans) that are

                applicable in the event of such disability of an employee

                shall apply in lieu of the salary and benefits under this

                Agreement, except that (a) the Escrow Agreement (if then in force) and his indemnification agreement will continue in

                force (the Escrow Agreement will be subject to amendment or termination in accordance with its terms), and (b) he will be entitled to the lifetime group insurance benefits

                described in paragraph 5.2.  If Executive is disabled so

                that he cannot perform his duties (as determined by the

                HRC), and if he does not apply for long term disability

                benefits or is not accepted for such benefits, then the

                Board may terminate his duties under this Agreement and, in such event, he will receive two years salary continuation

                together with all other benefits, and during such period of salary continuation any stock options and restricted stock grants then in existence will continue in force for vesting purposes.  However, during such period of salary

                continuation for disability, Executive will not be eligible to participate in the annual bonus plan nor will he be

                eligible to receive stock option or restricted stock grants or any other long term incentive awards except to the

                extent approved by the HRC.



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                10. Change in Control

                    If a Change in Control as defined in Executive's

                Severance Agreement occurs prior to Executive's termination of employment and if the Severance Agreement is in force

                when the Change in Control occurs, then, upon his

                termination or voluntary or involuntary resignation within two years after the Change in Control (including

                termination on December 31, 1998 due to expiration of this

                Agreement), except if his termination of employment is for

                "Cause," "Disability" or "Retirement" as set forth in the

                Severance Agreement, he will be entitled to all the rights,

                payments and benefits provided under his Severance

                Agreement including the benefits that the Severance

                Agreement provides with respect to the benefit plans and

                programs of the Company resulting from his termination or

                voluntary resignation, in lieu of the rights and benefits

                that would otherwise apply under this Agreement by virtue

                of his termination or resignation, provided that (a) the

                Escrow Agreement (if then in force) and his indemnification agreement will continue in force (the Escrow Agreement will be subject to amendment or termination in accordance with

                its terms) and (b) he will be entitled to the lifetime

                group insurance benefits described in paragraph 5.2.

                11.  Definitions of Cause and Good Reason.

                    11.1  Cause.  Termination by the Company of this

                Agreement for "Cause" shall mean termination upon the

                Executive's engaging in willful and continued misconduct,

                or the Executive's willful and

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                continued failure to substantially perform his duties with the Company (other than due to physical or mental illness),

                if such failure or misconduct is materially damaging or

                materially detrimental to the business and operations of

                the Company; provided that Executive shall have received

                written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after 30 days following receipt of such notice from the Board, which notice specifically identifies the manner in which the

                Board believes that Executive has engaged in such failure

                or misconduct.  For purposes of this Paragraph, no act, or failure to act, on the Executive's part shall be deemed

                "willful" unless done, or omitted to be done, by the

                Executive not in good faith and without reasonable belief

                that the Executive's action or omission was in the best

                interest of the Company.  Notwithstanding the foregoing,

                the Executive shall not be deemed to have been terminated

                for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the

                entire membership of the Board at a meeting of the Board

                called and held for such purposes (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was

                guilty of failure to substantially perform his duties or of misconduct in accordance with the first sentence of this

                paragraph, and of continuing such failure to substantially perform his duties or
                misconduct as aforesaid after notice from the Board, and

                specifying the particulars thereof in detail.

                    11.2  Good Reason.  "Good Reason" shall mean, without

                Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of

                paragraphs (a), (e), (f) or (g), such circumstances are

                fully corrected prior to the date of termination specified in the written notice given by Executive notifying the

                Company of his resignation for Good Reason:

                         (a)  The assignment to Executive of any duties

                    inconsistent with his status as Chief Executive Officer

                    of the Company or a substantial adverse alteration in

                    the nature or status of his responsibilities;

                         (b)  A reduction by the Company in his annual base

                    salary of $450,000 or as the same may be increased from

                    time to time pursuant to paragraph 4 hereof;

                         (c)  The relocation of the Company's principal

                    executive offices where Executive is working to a

                    location more than 50 miles from the location of such

                    offices on the date of this Agreement, or the Company's

                    requiring Executive to be based anywhere other than the

                    location of the Company's principal offices where

                    Executive is working on the date of this Agreement

                    except for required travel on the Company's business to

                    an extent substantially consistent with Executive's

                    present business travel obligations;

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                         (d)  The failure by the Company, without

                    Executive's consent, to pay to him any portion of his

                    current compensation except pursuant to a compensation

                    deferral elected by the Executive, or to pay to

                    Executive any portion of an installment of deferred

                    compensation under any deferred compensation program of

                    the Company within thirty days of the date such

                    compensation is due;

                         (e)  Except as permitted by this Agreement, the

                    failure by the Company to continue in effect any

                    compensation plan in which Executive is participating

                    on the date of this Agreement which is material to

                    Executive's total compensation, including, but not

                    limited to, the Company's annual bonus plan, the EDCP

                    (which may be modified or terminated as to further

                    deferrals after 1995), the Restricted Stock Plan, or

                    the Stock Option Plan or any substitute plans unless an

                    equitable arrangement (embodied in an ongoing

                    substitute or alternative plan) has been made with

                    respect to such plan, or the failure by the Company to

                    continue Executive's participation therein (or in such

                    substitute or alternative plan) on a basis not

                    materially less favorable, both in terms of the amount

                    of benefits provided and the level of Executive's

                    participation relative to other participants at

                    Executive's grade level;

                         (f)  The failure by the Company to continue to

                    provide Executive with benefits substantially similar

                    to those enjoyed by
                    him under the S&RP and the life insurance, medical,

                    health and accident, and disability plans in which

                    Executive is participating on the date of this

                    Agreement, the taking of any action by the Company

                    which would directly or indirectly materially reduce

                    any of such benefits or deprive Executive of any

                    material fringe benefit enjoyed by Executive on the

                    date of this Agreement except as permitted by this

                    Agreement, or the failure by the Company to provide

                    Executive with the number of paid vacation days to

                    which Executive is entitled; or

                         (g)  The failure of the Company to obtain a

                    satisfactory agreement from any successor to assume and

                    agree to perform this Agreement, as contemplated in

                    Section 14 hereof.

                    Executive's right to terminate his employment pursuant

                to this Agreement for Good Reason shall not be affected by

                Executive's incapacity due to physical or mental illness.

                Executive's continued employment shall not constitute

                consent to, or a waiver of rights with respect to, any

                circumstance constituting Good Reason hereunder.

                12. Non-Competition Agreement.

                    12.1  For a period of two years after Executive's full-

                time, active employment (which, for purposes of this

                paragraph 12.1, shall not include employee status as a

                consultant-employee in paragraph 6.2(a)) with the Company

                (or with a direct or indirect subsidiary of the Company)

                ends, he will not, directly or indirectly, solicit or

                recruit any employee of the Company or of any of its direct

                or
                indirect subsidiaries, and he will not engage (as an

                employee, consultant, director, investor, contractor, or

                otherwise) directly or indirectly in any business in the

                United States, Canada or Mexico that is competitive with

                any business that the Company or its direct or indirect

                subsidiaries are engaged (as owner, manager, consultant,

                licensor, partner, or otherwise) in at the time such

                employment ends except with the prior specific approval of the Board.

                    12.2  If Executive breaches any of the above covenants

                in 12.1, then the Board may terminate any of his rights

                under this Agreement upon thirty days written notice

                whereupon all of the Company's obligations under this

                Agreement shall terminate (including, without limitation,

                the right to lifetime group insurance) without further

                obligation to him except for obligations that have been

                paid, accrued or are vested as of or prior to such

                termination date.  In addition the Company shall be

                entitled to enforce any such covenants including obtaining monetary damages, specific performance and injunctive

                relief.

                13.  Binding Arbitration.

                    Any and all claims, disputes or controversies arising

                out of or related to this Agreement or the breach thereof

                shall be resolved by arbitration in accordance with the

                rules of the American Arbitration Association (the "AAA")

                then in existence, subject to this paragraph 13.  Such

                arbitration shall be conducted by a panel of three

                arbitrators.  The Executive shall appoint one arbitrator,

                the Company





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                shall appoint one arbitrator, and the third shall be

                appointed by the two arbitrators appointed by the parties.

                The third arbitrator shall serve as chairman of the panel.

                The parties shall appoint their arbitrators within 30 days after the demand for arbitration is served, failing which

                the AAA promptly shall appoint a defaulting party's

                arbitrator, and the two arbitrators shall select the third arbitrator within 15 days after their appointment, or if

                they cannot agree or fail to so appoint, then the AAA

                promptly shall appoint the third arbitrator.  The

                arbitrators shall render their decision in writing within

                60 days after the close of evidence or other termination of the proceedings by the panel.  The determination or award

                rendered in such arbitration shall be binding and

                conclusive upon the parties and shall not be appealable,

                and judgment may be entered thereon in accordance with

                applicable law in any court of competent jurisdiction.  Any hearings in the arbitration shall be held in Memphis,

                Tennessee, and shall be private and not open to the public.

                Each party shall bear the fees and expenses of its

                arbitrator, counsel and witnesses, and the fees and

                expenses of the third arbitrator shall be shared equally by the parties.  Other costs of the arbitration, including the fees of AAA, shall be shared equally by the parties.

                14.  Assumption of Agreement on Merger, Consolidation or

                Sale of Assets.

                    The Company agrees that until the termination of this

                Agreement as above provided, it will not enter into any

                merger or consolidation





                                            -58-
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                with another company in which the Company is not the

                surviving company, or sell or dispose of all or

                substantially all of its assets, unless the company which

                is to survive such merger or consolidation or the

                prospective purchaser of such assets first makes a written agreement with the Executive either (1) assuming the

                Company's financial obligations to the Executive under this

                Agreement, or (2) making such other provision for the

                Executive as is satisfactory to the Executive and approved by him in writing in lieu of assuming the Company's

                financial obligations to him under this Agreement.

                15.  Assurances on Liquidation.

                    The Company agrees that until the termination of this

                Agreement as above provided, it will not voluntarily

                liquidate or dissolve without first making a full

                settlement or, at the discretion of the Executive, a

                written agreement with the Executive satisfactory to and

                approved by him in writing, in fulfillment of or in lieu of its obligations to him under this Agreement.

                16.  Amendments.

                    This Agreement may not be amended or modified orally,

                and no provision hereof may be waived, except in a writing signed by the parties hereto.

                17.  Assignment.

                    17.1  Except as otherwise provided in paragraph 17.2,

                this Agreement cannot be assigned by either party hereto

                except with the written consent of the other.  Any

                assignment of this Agreement by





                                            -59-
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                either party hereto shall not relieve such party of its or his obligations hereunder.

                    17.2  The Company may elect to perform any or all of

                its obligations under this Agreement through its wholly-

                owned subsidiary, Embassy Suites, Inc., or another

                subsidiary, and if the Company so elects, Executive will be an employee of Embassy Suites, Inc. or such other

                subsidiary.  Notwithstanding any such election, the

                Company's obligations to Executive under this Agreement

                will continue in full force and effect as obligations of

                the Company, and the Company shall retain primary liability for their performance.

                18.  Binding Effect.

                    This Agreement shall be binding upon and inure to the

                benefit of the personal representatives and successors in

                interest of the Company.

                19.  Choice of Law.

                    This Agreement shall be governed by the law of the

                State of Tennessee as to all matters, including but not

                limited to matters of validity, construction, effect and

                performance.

                20.  Severability of Provisions.

                    In case any one or more of the provisions contained in

                this Agreement shall be invalid, illegal or unenforceable

                in any respect, the validity, legality and enforceability

                of the remaining provisions contained herein shall not in

                any way be affected or impaired thereby and this Agreement shall be interpreted as if such invalid, illegal or

                unenforceable provision was not contained herein.



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                    IN WITNESS WHEREOF, the Executive has hereunto set his

                hand and the Company has caused this Agreement to be

                executed in its name and on its behalf and its corporate

                seal to be hereunto affixed and attested by its corporate

                officers thereunto duly authorized.



                                             PHILIP G. SATRE
                                             ------------------------------
                                             Philip G. Satre

                (Corporate Seal)             THE PROMUS COMPANIES
                                             INCORPORATED


                                             By:  E. O. ROBINSON, JR.
                                                  ------------------------
                                                  SENIOR VICE PRESIDENT




                ATTEST:

                VINCENT G. DE YOUNG
                ------------------------------
                Assistant Secretary








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                             THE PROMUS COMPANIES INCORPORATED



                                             November 5, 1992



                Mr. Philip G. Satre
                The Promus Companies Incorporated
                1023 Cherry Road
                Memphis, TN 38117

                    Re:  Amended and Restated Severance Agreement

                Dear Mr. Satre:

                    The Promus Companies Incorporated (the "Company")
                considers it essential to the best interest of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

                    The Board has determined that appropriate steps should
                be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated.

                    In order to induce you to remain in the employ of the
                Company and in consideration of your agreements set forth in Subsection 2(b) hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement ("this Agreement") in the event your employment with the Company terminates subsequent to a "Change in Control of the Company" (as defined in Section 2 hereof) under the circumstances described below.

                    1. Term of Agreement. Pursuant to resolutions adopted by the Board on July 26, 1991, this Agreement amends and restates, effective January 1, 1992, the agreement regarding Severance Payments dated

                Mr. Philip G. Satre
                November 5, 1992
                Page 2



                January 31, 1990 (the "Existing Agreement"). The Existing Agreement will continue in full force and effect through December 31, 1991. This Agreement shall commence on January 1, 1992 and shall continue in effect through December 31, 1992; provided, however, that commencing on January 1, 1993 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four months beyond the month in which such Change in Control occurred.

                    2.  Change in Control.

                    (a) No benefit shall be payable to you hereunder unless there shall have been a Change in Control of the Company, as set forth below. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred, subject to subparagraph (iv) hereof, if any of the events in subparagraphs (i), (ii) or
                (iii) occur:

                         (i)   Any "person" (as such term is used in
                    Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board shall have approved such Change in Control; or

                         (ii) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least

                Mr. Philip G. Satre
                November 5, 1992
                Page 3



                    two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                         (iii) The holders of securities of the Company
                    entitled to vote thereon approve the following:

                              (A) A merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity outstanding immediately after such merger or consolidation, or

                              (B)  A plan of complete liquidation of the
                         Company or an agreement for the sale or
                         disposition by the Company of all or substantially all of the Company's assets.

                         (iv) Notwithstanding the definition of a "Change in Control" of the Company as set forth in this Section 2(a), the Human Resources Committee of the Board (the "Committee") shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred, and the date of the occurrence of such Change in Control and any incidental matters relating thereto, with respect to a transaction or series of transactions which have resulted or will result in a substantial portion of the assets or business of the Company (as determined immediately prior to the transaction or series of transactions by the Committee in its sole discretion which determination shall be final and conclusive) being held by a corporation at least 80% of whose voting securities are held, immediately following such transaction or series of transactions, by holders of the voting securities of the Company (determined immediately prior to such transaction or series of transactions). The Committee may exercise such




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                Mr. Philip G. Satre
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                Page 4



                    discretionary authority without regard to whether one or more of the transactions in such series of transactions would otherwise constitute a Change in Control of the Company under the definition set forth in this Section 2(a).

                    (b) For purposes of this Agreement, a "Potential Change in Control of the Company" shall be deemed to have occurred if the following occur:

                         (i) The Company enters into an agreement or letter of intent, the consummation of which would result in the occurrence of a Change in Control of the Company;

                         (ii) Any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

                         (iii) Any person, other than an employee benefit
                    plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or

                         (iv) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

                    You agree that, subject to the terms and conditions of
                this Agreement, in the event of a Potential Change in Control of the Company, you will remain in the employ of the Company (or the subsidiary thereof by which you are employed at the date such Potential Change in Control occurs) until the earliest of (x) a date which is six months from the occurrence of such Potential Change in Control of the Company, (y) the termination by you of your employment by reasons of Disability or Retirement (at your normal retirement age), as defined in Subsection 3(i), or
                (z) the occurrence of a Change in Control of the Company.








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                Mr. Philip G. Satre
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                Page 5



                    (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of the Company of any of the following circumstances unless, in the case of paragraphs (i), (v), (vi), (vii) or (viii), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Subsections 3(e) and 3(d), respectively, given in respect thereof:

                         (i)   The assignment to you of any duties
                    inconsistent with your status as an executive officer of the Company or a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to the Change in Control of the Company;

                         (ii) A reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any person in control of the Company;

                         (iii) The relocation of the Company's principal
                    executive offices where you are working immediately prior to the Change in Control of the Company to a location more than 50 miles from the location of such offices immediately prior to the Change in Control of the Company or the Company's requiring you to be based anywhere other than the location of the Company's principal executive offices where you were working immediately prior to the Change in Control of the Company except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

                         (iv) The failure by the Company, without your consent, to pay to you any portion of your current compensation except pursuant to an across-the-board compensation deferral similarly affecting all executives of the Company and all executives of any person in control of the Company, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company, within thirty days of the date such compensation is due;

                         (v) The failure by the Company to continue in effect any compensation plan in which you are participating immediately prior to the Change in Control of the Company which is material to your




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                Mr. Philip G. Satre
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                    total compensation, including but not limited to, the
                    Company's Bonus Plan, Executive Deferred Compensation Plan, Restricted Stock Plan, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Change in Control of the Company;

                         (vi) The failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's pension, savings and retirement plan, life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change in Control of the Company, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company;

                         (vii) The failure of the Company to obtain a
                    satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in
                    Section 5 hereof; or

                       (viii) Any purported termination of your employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 3(d) hereof and the requirements of Subsection 3(b) above; for purposes of this Agreement, no such purported termination shall be effective.

                    Your right to terminate your employment pursuant to
                this Agreement for Good Reason shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.





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                Mr. Philip G. Satre
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                Page 7



                    3. Termination Following Change in Control. If any of the events described in Subsection 2(a) hereof constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Subsection 4(c) hereof upon the subsequent termination of your employment if such termination is (y) by the Company other than for Cause, Retirement or Disability, or (z) by you for Good Reason.

                    (a) Disability; Retirement. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six consecutive months, and within thirty days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability". Termination by the Company or you of your employment based on "Retirement" shall mean termination at age 65 (or later) with ten years of service or retirement in accordance with any retirement contract between the Company and you.

                    (b) Cause. Termination by the Company of your employment for "Cause" shall mean termination upon your engaging in willful and continued misconduct, or your willful and continued failure to substantially perform your duties with the Company (other than due to physical or mental illness), if such failure or misconduct is materially damaging or materially detrimental to the business and operations of the Company, provided that you shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after 30 days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that you have engaged in such failure or misconduct. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you





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                Mr. Philip G. Satre
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                were guilty of failure to substantially perform your duties or of misconduct in accordance with the first sentence of this Subsection, and of continuing such failure to substantially perform your duties or misconduct as aforesaid after notice from the Board, and specifying the particulars thereof in detail.

                    (c) Voluntary Resignation. After a Change in Control of the Company and for purposes of receiving the benefits provided in Subsection 4(c) hereof, you shall be entitled to terminate your employment by voluntary resignation given at any time during the two years following the occurrence of a Change in Control of the Company hereunder, provided such resignation is by you for Good Reason. Such resignation shall not be deemed a breach of any employment contract between you and the Company.

                    (d) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                    (e) Date of Termination, Etc. "Date of Termination" shall mean:

                         (i)   If your employment is terminated for
                    Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty day period), and

                         (ii) If your employment is terminated pursuant to Subsection (b) or (c) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection (b) above shall not be less than thirty days, and in the case of a termination pursuant to Subsection (c) above shall not be less than fifteen nor more than sixty days, respectively, from the date such Notice of Termination is given);

                provided that if within fifteen days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this provision), the party receiving such



                                            -69-
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                Mr. Philip G. Satre
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                Page 9



                Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, bonus, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                    4. Compensation Upon Termination or During Disability Following a Change of Control. Following a Change in Control of the Company, as defined in Subsection 2(a), upon termination of your employment or during a period of Disability, you shall be entitled to the following benefits:

                    (a) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's Bonus Plan, Restricted Stock Plan, and other incentive compensation plans during such period, until this Agreement is terminated pursuant to Section 3(a) hereof. Thereafter, or in the event your employment shall be terminated for Retirement, or by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs, subject to Subsection 4(e) hereof.









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                Mr. Philip G. Satre
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                    (b)  If your employment shall be terminated by the
                Company for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

                    (c) If your employment by the Company shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you for Good Reason, then you shall be entitled to the benefits provided below:

                         (i) The Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation or benefit plan of the Company, at the time such payments are due;

                         (ii) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you a lump sum severance payment (the "Severance Payment") equal to 2.99 times the average of the Annual Compensation (as defined below) which was payable to you by the Company (including for periods prior to February 7, 1990, Holiday Corporation or its affiliates) or any corporation affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), for the five calendar years preceding the calendar year in which the Change in Control occurred. Such average shall be determined in accordance with proposed, temporary or final regulations promulgated under Section 280G(d) of the Code, or, in the absence of such regulations, if you were not employed by the Company (including for this purpose Holiday Corporation or its affiliates for periods prior to February 7, 1990) or its affiliates during the entire five calendar years preceding the calendar year in which the Change in Control occurred, then such average shall be an average of your Annual Compensation for the complete calendar years (if any) and partial calendar year (if any) during which you were so employed provided that the amount for any such partial calendar year shall be an annualized amount based on the amount of Annual Compensation paid to you during the partial calendar year. If you





                                            -71-
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                Mr. Philip G. Satre
                November 5, 1992
                Page 11



                    were not employed by the Company or its affiliates during such preceding calendar year, then such average shall be an annualized amount based on the amount of Annual Compensation paid to you during the calendar year in which the Change of Control occurred. Annual Compensation is your base salary and your annual bonus under the Annual Management Bonus Plan of the Company that was payable to you by the Company or any of its affiliates (including for this purpose base salary and bonus payable to you by Holiday Corporation or its affiliates for periods prior to February 7, 1990) that was payable to you during a calendar year determined without any reduction for any deferrals of such salary or such bonus under any deferred compensation plan (qualified or unqualified) and without any reduction for any salary reductions used for making contributions to any group insurance plan of the Company (including for this purpose Holiday Corporation or its affiliates for periods prior to February 7, 1990) or its affiliates.

                         (iii) The Company shall also pay to you the
                    amounts of any compensation or awards payable to you or due to you in respect of any period preceding the Date of Termination under any incentive compensation plan of the Company (including, without limitation, the Company's Restricted Stock Plan and Stock Option Plan (the "Option Plan") and under any agreements with you in connection therewith, and shall make any other payments and take any other actions provided for in such plans and agreements.

                         (iv) In lieu of shares of common stock of the Company ("Company Shares") issuable upon exercise of outstanding options, if any ("Options") granted to you under the Option Plan (which Options shall be cancelled upon the making of the payment referred to below), you shall receive an amount in cash equal to the product of
                    (y) the excess of, the higher of the closing price of Company Shares as reported on the New York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in Company Shares is highest) or the highest per share price for Company Shares actually paid in connection with any change in control of the Company, over the per share exercise price of each Option held by you (whether or not then fully exercisable), times (z) the number of Company Shares covered by each such option.





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                Mr. Philip G. Satre
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                         (v)   The Company shall also pay to you all legal
                    fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder).

                         (vi) In the event that you become entitled to the payments (the "Severance Payments") provided under paragraphs (ii), (iii), and (iv), above (and Subsections (d) and (e), below), and if any of the Severance Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company shall pay to you at the time specified in paragraph (vii), below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Severance Payments and any federal (and state and local) income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the amount of the Severance Payments less any Excise Tax attributable to Severance Payments in respect of those shares of restricted stock granted to you in 1990 in connection with the merger of Holiday Corporation with and into a subsidiary of Bass plc and which were issued in substitution of shares of Holiday Corporation restricted stock granted to you on or after November 11, 1986 in connection with the 1987 recapitalization of Holiday Corporation (the "Excluded Severance Payments"). For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax the following will apply:

                              (A)  Any other payments or benefits received
                         or to be received by you in connection with a Change in Control of the Company or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent




                                            -73-
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                Mr. Philip G. Satre
                November 5, 1992
                Page 13



                         auditors and acceptable to you such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

                              (B)  The amount of the Severance Payments
                         which shall be treated as subject to the Excise Tax shall be equal to the lesser of (y) the total amount of the Severance Payments or (z) the amount of excess parachute payments within the meaning of
                         Section 280G(b)(1) (after applying clause (A), above); and

                              (C) The value of any non-cash benefits or any
                         deferred payment or benefit shall be determined by the Company's independent auditors in accordance with proposed, temporary or final regulations under Sections 280G(d)(3) and (4) of the Code or, in the absence of such regulations, in accordance with the principles of Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay Federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the amount of Excise Tax attributable to Severance Payments other than the Excluded Severance Payments is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and Federal (and state and local) income tax imposed on the Gross-Up Payment being repaid by you if such repayment





                                            -74-
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                Mr. Philip G. Satre
                November 5, 1992
                Page 14



                         results in a reduction in Excise Tax and/or a Federal (and state and local) income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax attributable to Severance Payments other than the Excluded Severance Payments is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                         (vii) The payments provided for in paragraphs
                    (ii), (iii), (iv) and (vi) above, shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the
                    Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                    (d) If your employment shall be terminated (y) by the Company other than for Cause, Retirement or Disability or
                (z) by you voluntarily for Good Reason, then for a twenty-four month period after such termination, the Company shall arrange to provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Subsection 4(d) shall be reduced to the extent comparable benefits are actually received by you during the twenty-four month period following your termination, and any such benefits actually received by you shall be reported to the Company.





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                Mr. Philip G. Satre
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                Page 15



                    (e) In the event a Change in Control of the Company occurs after you and the Company have entered into any retirement agreement including an agreement providing for early retirement, then the present value, computed using a discount rate of 8% per annum, of the total amount of all unpaid deferred payments as payable to you in accordance with the payment schedule that you elected when the deferral was agreed to and using the plan interest rate applicable to your situation, or other payments payable or to become payable to you or your estate or beneficiary under such retirement agreement (other than payments payable pursuant to a plan qualified under Section 401(a) of the Internal Revenue Code) including, without limitation, any unpaid deferred payments under the Company's Executive Deferred Compensation Plan and the Company's other deferred compensation plans shall be paid to you (or your estate or beneficiary if applicable) in cash within five business days after the occurrence of the Change in Control of the Company. If you and the Company or its affiliates have executed a retirement agreement and if the Change in Control of the Company occurs before the effective date of your retirement, then you shall receive the Severance Payment payable under Subsection 4(c)(ii) herein in addition to the present value of your unpaid deferred retirement payments and other payments under the retirement agreement as aforesaid. All other benefits to which you or your estate or any beneficiary are entitled under such retirement agreement shall continue in effect notwithstanding the Change in Control of the Company. This Subsection 4(e) shall survive your retirement.

                    (f) Notwithstanding that a Change in Control shall not have yet occurred, if you so elect, by written notice to the Company given at any time after the date hereof and prior to the time such amounts are otherwise payable to you:

                         (i) The Company shall deposit with an escrow agent, pursuant to an escrow agreement between the Company and such escrow agent, a sum of money, or other property permitted by such escrow agreement, sufficient in the opinion of the Company's management to fund payment of the following amounts to you, as such amounts become payable:

                              (A)  Amounts payable, or to become payable,
                         to you or to your beneficiaries or your estate under the Company's Executive Deferred Compensation Plan and under any agreements related thereto in existence at the time of your election to make the deposit into escrow.

                Mr. Philip G. Satre
                November 5, 1992
                Page 16



                              (B)  Amounts payable, or to become payable,
                         to you or to your beneficiaries or your estate by reason of your deferral of payments payable to you prior to the date of your election to make the deposit into escrow under any other deferred compensation agreements between you and the Company in existence at the time of your election to make the deposit into escrow, including but not limited to deferred compensation agreements relating to the deferral of salary or bonuses.

                              (C)  Amounts payable, or to become payable,
                         to you or to your beneficiaries or your estate under any agreement relating to your retirement from the Company (including payments described under Subsection 4(e) above) which agreement is in existence at the time of your election to make the deposit into escrow, other than amounts payable by a plan qualified under Section 401(a) of the Code.

                              (D)  Subject to the approval of the
                         Committee, amounts then due and payable to you, but not yet paid, under any other benefit plan or incentive compensation plan of the Company (whether such amounts are stock or cash) other than amounts payable to you under a plan qualified under Section 401(a) of the Code.

                         (ii) Upon the occurrence of a Potential Change of Control, the Company shall deposit with an escrow agent (which shall be the same escrow agent, if one exists, acting pursuant to clause (i) of this Subsection 4(f)), pursuant to an escrow agreement between the Company and such escrow agent, a sum of money, or other property permitted by such escrow agreement, sufficient in the opinion of Company management to fund the payment to you of the amounts specified in Subsection 4(c) of this Agreement.

                         (iii) It is intended that any amounts deposited in
                    escrow pursuant to the provisions of clause (i) or (ii) of this Subsection 4(f), be subject to the claims of the Company's creditors, as set forth in the form of such escrow agreement.

                    (g) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the

                Mr. Philip G. Satre
                November 5, 1992
                Page 17



                result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise (except as specifically provided in this Section 4).

                    (h) In addition to all other amounts payable to you under this Section 4, you shall be entitled to receive all benefits payable to you under any benefit plan of the Company in which you participate to the extent such benefits are not paid under this Agreement.

                    5.   Successors; Binding Agreement.

                    (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminate your employment voluntarily for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                    (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

                    6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt

                Mr. Philip G. Satre
                November 5, 1992
                Page 18



                requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                    7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.

                    8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                    9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                    10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Memphis, Tennessee in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                Mr. Philip G. Satre
                November 5, 1992
                Page 19



                    11. Similar Provisions in Other Agreement. The Severance Payment under this Agreement supersedes and replaces any other severance payment to which you may be entitled under any previous agreement between you and the Company (including for this purpose Holiday Corporation or its affiliates) or its affiliates.

                    If this letter sets forth our agreement on the subject
                matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our binding agreement on this subject.

                                             Very truly yours,

                                             THE PROMUS COMPANIES
                                             INCORPORATED



                                             BY:  E. O. ROBINSON, JR.
                                                  ------------------------
                                                  E. O. ROBINSON, JR.
                                                  Vice President

                Agreed to as of this 8th day
                of December, 1992.



                PHILIP G. SATRE
                ----------------------------
                Mr. Philip G. Satre

                             THE PROMUS COMPANIES INCORPORATED

                                             February 25, 1994


                Mr. Philip G. Satre
                The Promus Companies Incorporated
                1023 Cherry Road
                Memphis, TN 38117

                    Re:  Amendment to Amended and Restated Severance
                Agreement

                Dear Mr. Satre:

                    This letter agreement ("this Amendment") will amend
                that Amended and Restated Severance Agreement dated November 5, 1992 (the "Agreement") between yourself and The Promus Companies Incorporated (the "Company").

                    In consideration of the mutual covenants herein
                contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

                    1. Effective Date. Pursuant to resolutions adopted by the Board of Directors of the Company on February 25, 1994, this Amendment will become effective on April 29, 1994.

                    2.   Amendment of Section 2, "Change in Control."
                Section 2 of the Agreement shall be amended by deleting Subsection 2(c) in its entirety.

                    3. Amendment of Section 3, "Termination Following Change in Control."
                         A. Section 3 shall be amended by deleting the first sentence of said Section and substituting the following sentence therefor:

                         If any of the events described in Subsection 2(a) hereof constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Subsection 4(c) hereof upon the subsequent termination of your employment (whether or not such termination is voluntary) during the term of this Agreement unless such termination is (y) because of your death, Disability or Retirement, or (z) by the Company for Cause.

                Mr. Philip G. Satre
                February 25, 1994
                Page 2


                         B. Section 3 shall be further amended by deleting Subsection 3(c) in its entirety and substituting the following Subsection 3(c) therefor:

                         (c) Voluntary Resignation. After a Change in Control of the Company and for purposes of receiving the benefits provided in Subsection 4(c) hereof, you shall be entitled to terminate your employment by voluntary resignation given at any time during the two years following the occurrence of a Change in Control of the Company hereunder. Such resignation shall not be deemed a breach of any employment contract between you and the Company.

                    4. Amendment of Section 4, "Compensation Upon Termination or During Disability Following a Change of Control."

                         A. Section 4 shall be amended by deleting the first sentence of Subsection 4(c) and substituting the following sentence therefor:

                         If your employment by the Company shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you by voluntary resignation, then you shall be entitled to the benefits provided below:

                         B. Section 4 shall be further amended by deleting Subsection 4(d) in its entirety and substituting the following Subsection 4(d) therefor:

                         (d) If your employment shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you voluntarily, then for a twenty-four month period after such termination, the Company shall arrange to provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Subsection 4(d) shall be reduced to the extent comparable benefits are actually received by you during the twenty-four month period following your termination, and any such benefits actually received by you shall be reported to the Company.

                Mr. Philip G. Satre
                February 25, 1994
                Page 3



                    5. Amendment of Section 5, "Successors; Binding Agreement." Section 5 shall be amended by deleting Subsection 5(a) in its entirety and substituting the following Subsection 5(a) therefor:

                         (a)  The Company will require any successor
                         (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminate your employment voluntarily following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                    6. Defined Terms. Unless otherwise defined herein, all terms used in this Amendment that are defined in the Agreement shall have the meanings ascribed to such terms in the Agreement.

                    7. No Other Modifications. Except as specifically modified herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

                Mr. Philip G. Satre
                February 25, 1994
                Page 4



                    If this letter sets forth our agreement on the subject
                matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our binding agreement on this subject.

                                             Very truly yours,

                                             THE PROMUS COMPANIES
                                             INCORPORATED


                                             BY:  E. O. ROBINSON, JR.
                                                  -------------------------

                                             Title:  SENIOR VICE PRESIDENT
                                                    ----------------------



                Agreed to as of this 29th day
                of June, 1994.


                PHILIP G. SATRE
                -------------------------
                Philip G. Satre